UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 11, 2025
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2025, P3 Health Partners REACH ACO, LLC (“P3 ACO”), a wholly-owned subsidiary of P3 Health Partners Inc. (the “Company”), entered into an agreement with Commonwealth Primary Care ACO, LLC (“CPC ACO” and together with P3 ACO, the “ACOs”) which resulted in the formation of P3 Commonwealth Innovation MSO, LLC, a Delaware limited liability company (the “MSO”).

The MSO was created to engage in the management, administration, and coordination of activities on behalf of accountable care organizations intended to improve the performance and quality of the parties’ respective ACO programs. To this end, the MSO entered into a Management Services Agreement (“MSA”) with the ACOs that will govern the MSO’s oversight of shared services, financial management, compliance operations, data analytics, clinical integration, strategic planning, and related administrative and operational support for the benefit of the ACOs. The management fee to be paid by each ACO to the MSO for its services under the MSA is equal to the amount of liabilities incurred by such ACO in connection with its participation in any accountable care organization governmental program assumed and satisfied by the MSO during the term of the MSA plus a fair market value margin on such assumed liabilities. Beginning in 2026 and for each year thereafter, the MSO will also be entitled to receive from each ACO a portion of each ACO’s net shared savings as determined under the MSA.

Distributions from the MSO of available net cash flow will be in accordance with the members’ respective percentage interests, with P3 ACO holding an 80% membership interest and CPC ACO holding a 20% membership interest. Management of the MSO is vested in a five (5)-person Board of Managers, three (3) of whom are designated by P3 ACO and two (2) of whom are designated by CPC ACO.

After the three-year anniversary of the MSO’s formation, P3 ACO has the right to cause the MSO to redeem CPC ACO’s membership interests in the MSO. If P3 ACO does not exercise its redemption right within 90 days following the date such right is exercisable, CPC ACO has the right to cause the MSO to redeem its membership interests in the MSO.

The foregoing descriptions of the MSO and the MSA do not purport to be complete and are qualified in their entirety by the terms of the MSO and the MSA, which will be filed as exhibits to the Company’s periodic reports.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	November 13, 2025	By:	/s/ Leif Pedersen
Leif Pedersen
Chief Financial Officer